CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 184 to the registration statements on Form N-1A (File No. 811-07513) (“Registration Statements”) of our report dated December 6, 2013 respectively, relating to the financial statements and financial highlights of Putnam Global Sector Fund. We also consent to the references to us under the headings “Financial highlights” and “Auditor and Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2014